EXHIBIT 10.2

CONFIRMATION OF GUARANTY

BY

PRIMAL BILLING SYSTEMS, INC.

THIS CONFIRMATION OF GUARANTY (this “Agreement”) is given on this 30th day of June 2005 by PRIMAL BILLING SYSTEMS, INC. (“Guarantor”), to Lightbridge, Inc. (“Beneficiary”).

RECITALS:

A.                                   Wireless Billing Systems, a California corporation (“Wireless”), executed that certain Secured Promissory Note dated May 26, 1999, in the principal amount of Two Million Two Hundred Thirty-Eight Thousand Two Hundred Forty-Two Dollars ($2,238,242.00) in favor of Corsair Communications, Inc. (“Corsair”) (the “Original Note”); and

B.                                     Wireless executed that certain Note Agreement dated as of January 1, 2001 (the “Note Agreement”), and that certain Amended and Restated Secured Promissory Note on January 1, 2001, in the principal amount of One Million Six Hundred Ninety-Six Thousand Three Hundred Ninety-Four Dollars and Eighteen Cents ($1,696,394.18) in favor of Corsair (together, the “January 2001 Amended Note”); and

C.                                     Wireless and Corsair executed a letter agreement dated December 20, 2001, revising the terms of the January 2001 Amended Note.  The January 2001 Amended Note, as amended by said letter agreement (the “December 2001 Amended Note”), amended and restated the Original Note; and

D.                                    Beneficiary succeeded to the assets and liabilities of Corsair by way of merger;

E.                                      Wireless executed that certain 2002 Amended and Restated Secured Promissory Note dated December 27, 2002, in the principal amount of One Million Seven Hundred Twenty-Two Thousand Four Hundred Seventeen Dollars ($1,722,417.00) in favor of Beneficiary (the “2002 Amended Note”), which amended and restated the December 2001 Amended Note;

F.                                      Guarantor executed that certain Guaranty dated as of December 27, 2002 in favor of Beneficiary in order to induce Beneficiary to agree to the revised payment terms reflected in the 2002 Amended Note;

G.                                     Wireless executed that certain 2004 Amended and Restated Secured Promissory Note dated March  27, 2004, in the principal amount of One Million Five Hundred Nine Thousand Nine Hundred Nineteen Dollars ($1,509,919.00) in favor of Beneficiary (the “2004 Amended Note”), which amended and restated the December 2002 Amended Note;

H.                                    Guarantor executed that certain Guaranty dated as of March 27, 2004 in favor of Beneficiary in order to induce Beneficiary to agree to the revised payment terms reflected in the 2004 Amended Note;

I.                                         The balance of all outstanding principal and accrued but unpaid interest under the 2004 Amended Note on the date hereof is Nine Hundred Eighty Two Thousand Two  Hundred Forty Three Dollars and Forty Cents ($982,243.40) and the 2004 Amended Note matures on December 26, 2006;

J.                                        Wireless has requested that the terms reflected in the 2004 Amended Note be revised in order to reflect a different repayment schedule for the outstanding debt evidenced thereby, all as set forth more fully in the 2005 Amended and Restated Secured Promissory Note (the “2005 Amended Note”);

K.                                    Beneficiary desires to obtain the acknowledgment and consent of Guarantor to the 2005 Amended Note and the confirmation by Guarantor of its obligations under the Guaranty as a condition to accepting the 2005 Amended Note;

NOW, THEREFORE, Guarantor hereby represents, warrants, certifies and agrees in favor of Beneficiary as follows:

1.                                       Acknowledgment, Consent and Confirmation.  Guarantor hereby (i) acknowledges that Wireless has disclosed to Guarantor the terms and conditions on which Wireless and Beneficiary desire to amend and restate the debt owed by Wireless to Beneficiary, and (ii) consents to the modification of such debt as provided in the 2005 Amended Note.  Guarantor confirms that (a) the term “Obligations” in the Guaranty shall be deemed to include all of Wireless’ s obligations under the 2005 Amended Note, as the same may be further amended or modified from time to time, including the payment of principal and interest on the terms set forth therein, (b) the Guaranty remains in full force and effect, and shall be effective as a guaranty of Wireless’s obligations under the 2005 Amended Note, as the same may be further amended or modified from time to time, and (c) Guarantor remains, pursuant to the terms of the Guaranty, obligated to perform its obligations thereunder.

2.                                       Binding Effect.  This Agreement shall be binding upon Guarantor and its respective successors and assigns and shall inure to the benefit of Beneficiary and its respective successors and assigns.

3.                                       Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

4.                                       Notices.  The provisions of Section 12 (Notices) of the Guaranty shall apply to this Agreement as if the same was set out in full herein.

5.                                       Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Guarantor has caused this Agreement to be duly executed as of the day and year first above written.

PRIMAL BILLING SYSTEMS, INC.

		By:	/s/ William C. Bousema
William C. Bousema, Senior Vice President &
Chief Financial Officer

Accepted as of the
date below written:

LIGHTBRIDGE, INC..

By:	/s/ Timothy O’Brien
Timothy O’Brien
Chief Financial Officer
August 2, 2005